Exhibit 99.2
Levi Strauss & Co. Second Quarter 2007 Presented by: Hans Ploos van Amstel Chief Financial Officer July 10, 2007 This presentation should be read in conjunction with Levi Strauss & Co.'s annual report on Form 10-K for the fiscal year ended November 26, 2006 and quarterly report on Form 10-Q for the three-month period ended May 27, 2007.

Net revenue growth in all regions. Net income up 14%. Continued strong gross and operating margins. 1 LS&CO. Q2 2007 - Income Statement Overview

2 LS&CO. Q2 2007 - Regional Overview Solid North America net revenue growth. Europe strong net revenue improvement helped by currency. Asia Pacific growth from emerging markets. Corporate cost decrease reflects lower restructuring expense.

3 LS&CO. Q2 2007 - Cash Flow Overview Operating activities: Strong cash flow allowed investments to support growth. Investing activities: Retail network and SAP. Financing activities: Refinancing and $50 million debt reduction.

4 LS&CO. Q2 2007 - Key Conclusions Revenue growth and continued strong margins. Investments in building the business. Debt further reduced. On track for fiscal-year growth.